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                                                                     Exhibit 5.1

                   [Letterhead of Morgan, Lewis & Bockius LLP]

September 27, 2002
Susquehanna Bancshares, Inc.
26 North Cedar Street
P.O. Box 1000
Lititz, PA  17543-7000

Re:  Susquehanna Bancshares, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Susquehanna Bancshares, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement"), for filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the registration of 175,255 shares of the Company's common stock, par value $2.00 per share (the "Shares"), to be sold from time to time by the selling shareholders named in the Registration Statement.

In rendering the opinion set forth below, we have reviewed copies of the Company's Articles of Incorporation and Bylaws, each as amended to date, resolutions adopted by the Company's board of directors and such other documents, and have made such inquiries of the Company's officers, as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

The opinion set forth below is limited to the laws of the Commonwealth of Pennsylvania.

Based upon the foregoing, we are of the opinion that the Shares have been validly issued, and are fully paid and nonassessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Opinion" in the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,



/s/ Morgan, Lewis & Bockius LLP